EXHIBIT 99.1

CIRCOR Reports Third-Quarter 2013 Financial Results

Burlington, MA - October 31, 2013 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace, today announced financial results for the quarter ended September 29, 2013.

Third Quarter 2013 Highlights

•	Adjusted operating margin increased 230 basis points to 11.1%

•	Adjusted EPS grew 22% to $0.93

•	Revenue growth was 2%

•	Free Cash Flow was $30 million; YTD free cash flow at 105% of net income

•	Flow Technologies segment reported record bookings, up 22% year-over-year

•	Restructuring initiatives to simplify CIRCOR on schedule

•	Announcing next step of the CIRCOR simplification process

Management Comments

“Q3 was a strong quarter resulting from our ongoing focus on growth, margin expansion, and cash generation,” said Scott Buckhout, CIRCOR’s President and Chief Executive Officer. “We delivered another quarter of double-digit adjusted operating margin, up 230 basis points from last year. On the growth side, Flow Technologies had a record quarter on orders as we benefited from robust downstream oil & gas activity and penetration into new markets and applications.

“Free cash flow was strong in the quarter as a result of improved margins and working capital performance. Year-to-date free cash flow exceeded net income.

“The restructuring actions we announced last quarter are on schedule and expected to deliver the projected annual savings of approximately $4 million beginning in 2014.

“In addition, we recently updated our 5-year strategic plan. Based on that work we are changing our organizational structure to simplify the way we manage CIRCOR and, over time, better align our businesses with end markets. As part of the organizational change, we will consolidate our group structure from three groups to two. Initially, these changes are focused on reducing management layers and combining back-office operations. Our commercial organization will remain unchanged. We expect to complete this reorganization in the fourth quarter of 2013 and anticipate a reduction in our annual expenses of approximately $5.0 million.

“Finally, we intend to move to two reporting segments during the fourth quarter consistent with the new management structure at CIRCOR. The first segment will be ‘Energy,’ which will include all of the businesses from the existing Energy segment and a majority of the current ‘Flow Technologies’ businesses. The primary markets served in the new Energy segment are oil & gas: upstream, midstream and downstream; as well as the global power market. The second segment will be ‘Aerospace and Defense,’ which will include all of the current Aerospace segment businesses plus a few primarily defense-oriented businesses currently in the Flow Technologies segment.

“In conjunction with these changes, Wayne Robbins will transition from his role as Executive Vice President & COO to Executive Vice President and Group President of the new CIRCOR Energy group. Michael Dill, the current Group Vice President of CIRCOR Aerospace, shall continue as Group Vice President of CIRCOR Aerospace and Defense,” concluded Buckhout.

Consolidated Results

Revenues for the third quarter of 2013 increased 2% to $214.7 million, from $209.8 million in the third quarter of 2012. Adjusted earnings per diluted share in the third quarter of 2013, excluding the impact of the special charges, was $0.93, a 22% increase compared with $0.76 in the prior year’s third-quarter. Net income for the third quarter of 2013, including the impact of special charges/(recoveries) of ($0.2) million, was $17.7 million, or $1.00 per diluted share, compared with net income of $1.9 million, or $0.11 per diluted share, for the third quarter of 2012, which included special and impairment charges of $11.7 million.

The Company received orders totaling $223.3 million during the third quarter of 2013, a decrease of 1% compared with the third quarter of 2012, due primarily to lower Energy orders in the international project business, which were mostly offset by strong Flow Technologies and Aerospace orders. Backlog as of September 30, 2013 increased 1% to $446.9 million from September 29, 2012.

During the third quarter of 2013, the Company generated $29.6 million of free cash flow, up $10.8 million from the same period in 2012. Free cash flow for the first nine months of 2013 was $40.2 million, up $23.4 million from the same period in 2012.

Fourth-Quarter Guidance

For the fourth quarter of 2013, the Company expects revenues to be in the range of $222 to $228 million. In addition, CIRCOR expects restructuring related-charges of approximately $5.3 to $6.0 million. Excluding these charges, adjusted earnings are expected to be in the range of $0.88 to $0.95 per diluted share in the fourth quarter of 2013.

Segment Results

Energy

Energy segment revenues decreased 1% to $108.5 million for the third quarter versus the same period in 2012.

The Energy segment’s adjusted operating margin increased 310 basis points to 17.1% year over year.

Incoming orders for the third quarter of 2013 were $101.0 million, a decrease of 14% year over year, mostly as a result of lower large international project bookings. CIRCOR continues to see high levels of quoting activity on new projects; however some projects are delayed. Ending backlog totaled $208.5 million, a decrease of 1% year over year.

Flow Technologies

Flow Technologies segment revenues increased 3% to $69.8 million for the third quarter of 2013.

Flow Technologies adjusted operating margin for the third quarter of 2013 increased 50 basis points to 13.6%.

Incoming orders for the Flow Technologies segment were $78.5 million for the third quarter of 2013, an increase of 22% year over year. Ending backlog totaled $77.4 million, an increase of 9% compared with the same period last year.

Aerospace

Aerospace segment revenues increased 15% to $36.5 million for the third quarter of 2013.

Aerospace segment adjusted operating margin for the third quarter of 2013 increased 710 basis points to 11.3% from 4.2% in the third quarter of 2012.

Incoming orders for the third quarter of 2013 were $43.8 million, an increase of 2% year over year. Ending backlog totaled $161.0 million, a decrease of 1% year over year.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, October 31, 2013, at 10:00 a.m. ET. To listen to the conference call and view the accompanying presentation slides, visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. Free cash flow is defined as net cash from operating activities less capital expenditures. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including fourth-quarter revenue and earnings guidance and estimated total annualized pre-tax savings from restructuring actions. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for markets including energy, oil & gas, power generation and aerospace. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net revenues	$214,731	$209,804	$643,773	$643,946
Cost of revenues	144,593	151,109	443,679	462,823
GROSS PROFIT	70,138	58,695	200,094	181,123
Selling, general and administrative expenses	46,392	44,314	139,561	134,562
Impairment charges	—	10,348	—	10,348
Special charges / (recoveries)	(190)	1,377	3,441	1,377
OPERATING INCOME	23,936	2,656	57,092	34,836
Other (income) expense:
Interest income	(67)	(101)	(189)	(262)
Interest expense	812	1,223	2,559	3,482
Other expense, net	568	564	1,807	887
TOTAL OTHER EXPENSE	1,313	1,686	4,177	4,107
INCOME BEFORE INCOME TAXES	22,623	970	52,915	30,729
Provision (benefit) for income taxes	4,903	(899)	14,619	9,138
NET INCOME	$17,720	$1,869	$38,296	$21,591
Earnings per common share:
Basic	$1.01	$0.11	$2.18	$1.24
Diluted	$1.00	$0.11	$2.18	$1.24
Weighted average number of common shares outstanding:
Basic	17,582	17,433	17,553	17,391
Diluted	17,667	17,467	17,602	17,436

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Nine Months Ended
	September 29, 2013	September 30, 2012
OPERATING ACTIVITIES
Net income	$38,296	$21,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,943	11,765
Amortization	2,273	2,823
Payment for Leslie bankruptcy settlement	—	(1,000)
Impairment charges	—	10,348
Compensation expense of share-based plans	3,343	3,409
Tax effect of share-based compensation	(536)	573
(Gain) loss on property, plant and equipment	(70)	1,148
Gain on return of acquisition purchase price	(3,400)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	493	(123)
Inventories	(33)	8,586
Prepaid expenses and other assets	193	(2,110)
Accounts payable, accrued expenses and other liabilities	1,259	(26,178)
Net cash provided by operating activities	53,761	30,832
INVESTING ACTIVITIES
Additions to property, plant and equipment	(13,579)	(14,097)
Proceeds from the sale of property, plant and equipment	348	200
Business acquisitions, return of purchase price	3,400	—
Net cash used in investing activities	(9,831)	(13,897)
FINANCING ACTIVITIES
Proceeds from long-term debt	104,626	170,795
Payments of long-term debt	(124,351)	(192,040)
Dividends paid	(2,011)	(1,997)
Proceeds from the exercise of stock options	1,843	348
Tax effect of share-based compensation	536	(573)
Net cash used in financing activities	(19,357)	(23,467)
Effect of exchange rate changes on cash and cash equivalents	(27)	653
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,547	(5,879)
Cash and cash equivalents at beginning of period	61,738	54,855
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$86,285	$48,976

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (UNAUDITED)

	September 29, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$86,285	$61,738
Short-term investments	98	101
Trade accounts receivable, less allowance for doubtful accounts	151,528	150,825
Inventories	198,454	198,005
Prepaid expenses and other current assets	18,185	16,510
Deferred income tax asset	15,601	15,505
Assets held for sale	480	542
Total Current Assets	470,631	443,226
PROPERTY, PLANT AND EQUIPMENT, NET	107,415	105,903
OTHER ASSETS:
Goodwill	76,066	77,428
Intangibles, net	42,728	45,157
Deferred income tax asset	22,600	30,064
Other assets	5,923	8,203
TOTAL ASSETS	$725,363	$709,981
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$78,112	$80,361
Accrued expenses and other current liabilities	59,674	67,235
Accrued compensation and benefits	30,575	26,540
Income taxes payable	2,610	393
Notes payable and current portion of long-term debt	6,667	7,755
Total Current Liabilities	177,638	182,284
LONG-TERM DEBT, NET OF CURRENT PORTION	43,250	62,729
DEFERRED INCOME TAXES	10,037	10,744
OTHER NON-CURRENT LIABILITIES	35,380	35,977
CONTINGENCIES AND COMMITMENTS
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 17,590,312 and 17,445,687 shares issued and outstanding at September 29, 2013 and December 31, 2012, respectively	176	174
Additional paid-in capital	267,562	262,744
Retained earnings	194,797	158,509
Accumulated other comprehensive loss, net of taxes	(3,477)	(3,180)
Total Shareholders’ Equity	459,058	418,247
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$725,363	$709,981

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
ORDERS (1)
Energy	$101.0	$118.1	$318.4	$382.0
Aerospace	43.8	42.9	112.9	111.6
Flow Technologies	78.5	64.5	218.9	207.8
Total orders	$223.3	$225.5	$650.2	$701.4

BACKLOG (2)	September 29, 2013	September 30, 2012
Energy	$208.5	$210.4
Aerospace	161.0	162.7
Flow Technologies	77.4	71.2
Total backlog	$446.9	$444.3

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.
Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
NET REVENUES
Energy	$109,264	$113,527	$109,968	$96,582	$429,341	$96,722	$110,832	$108,473	$316,027
Aerospace	38,085	35,896	31,795	35,316	141,092	37,326	38,177	36,483	111,986
Flow Technologies	66,931	70,439	68,041	69,707	275,119	71,350	74,635	69,775	215,760
Total	214,280	219,862	209,804	201,605	845,552	205,398	223,644	214,731	643,773
* ADJUSTED OPERATING MARGIN
Energy	8.2%	11.1%	14.0%	12.5%	11.4%	11.1%	13.8%	17.1%	14.1%
Aerospace	10.8%	8.8%	4.2%	3.5%	7.0%	3.5%	8.6%	11.3%	7.8%
Flow Technologies	11.3%	12.8%	13.1%	13.1%	12.6%	12.7%	14.8%	13.6%	13.7%
Segment operating margin	9.6%	11.3%	12.2%	11.1%	11.1%	10.3%	13.2%	15.0%	12.9%
Corporate expenses	(3.2)%	(2.9)%	(3.4)%	(3.4)%	(3.2)%	(3.2)%	(3.3)%	(3.9)%	(3.5)%
* Adjusted operating margin	6.4%	8.4%	8.8%	7.8%	7.8%	7.1%	10.0%	11.1%	9.4%
Restructuring inventory charges	0.0%	0.0%	2.0%	0.0%	0.5%	0.1%	(0.1)%	0.0%	0.0%
Impairment charges	0.0%	0.0%	4.9%	0.0%	1.2%	0.0%	0.0%	0.0%	0.0%
Special (Recoveries)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(1.5)%	(0.5)%
Special charges	0.0%	0.0%	0.7%	1.9%	0.6%	0.7%	1.0%	1.4%	1.0%
Total operating margin	6.4%	8.4%	1.3%	5.8%	5.5%	6.3%	9.1%	11.1%	8.9%

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
* ADJUSTED OPERATING INCOME
Energy	8,928	12,580	15,432	12,100	49,040	10,751	15,271	18,558	44,580
Aerospace	4,124	3,153	1,324	1,234	9,835	1,320	3,271	4,138	8,729
Flow Technologies	7,587	9,043	8,919	9,105	34,654	9,044	11,065	9,470	29,579
Segment operating income	20,639	24,776	25,675	22,439	93,529	21,115	29,607	32,166	82,888
Corporate expenses	(6,939)	(6,297)	(7,170)	(6,802)	(27,207)	(6,588)	(7,339)	(8,420)	(22,346)
* Adjusted operating income	13,700	18,479	18,505	15,637	66,322	14,528	22,268	23,746	60,542
Restructuring inventory charges	—	—	4,124	37	4,161	250	(242)	—	8
Impairment charges	—	—	10,348	—	10,348	—	—	—	—
Special (Recoveries)	—	—	—	—	—	—	—	(3,151)	(3,151)
Special charges / (recoveries)	—	—	1,377	3,905	5,282	1,378	2,254	2,961	6,592
Total operating income	13,700	18,479	2,656	11,695	46,531	12,900	20,256	23,936	57,093
INTEREST EXPENSE, NET	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)	(838)	(745)	(2,370)
OTHER EXPENSE, NET	(138)	(184)	(564)	373	(514)	(612)	(626)	(568)	(1,807)
PRETAX INCOME	12,481	17,278	970	11,030	41,759	11,501	18,792	22,623	52,915
(PROVISION) BENEFIT FOR INCOME TAXES	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)	(6,124)	(4,903)	(14,618)
EFFECTIVE TAX RATE	31.2%	35.5%	(92.8)%	16.5%	26.2%	31.2%	32.6%	21.7%	27.6%
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$17,720	$38,296
Weighted Average Common Shares Outstanding (Diluted)	17,390	17,451	17,467	17,499	17,452	17,529	17,607	17,667	17,602
EARNINGS PER COMMON SHARE (Diluted)	$0.49	$0.64	$0.11	$0.53	$1.76	$0.45	$0.72	$1.00	$2.17
ADJUSTED EBITDA	$18,534	$23,043	$22,809	$16,808	$81,194	$18,682	$26,419	$27,850	$72,949
ADJUSTED EBITDA AS A % OF SALES	8.6%	10.5%	10.9%	8.3%	9.6%	9.1%	11.8%	13.0%	11.3%
CAPITAL EXPENDITURES	$4,122	$6,661	$3,314	$4,073	$18,170	$4,707	$4,100	$4,772	$13,579

* Adjusted Operating Income & Margin exclude inventory restructuring, impairment and special charges.

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$(7,089)	$5,077	$18,746	$25,619	$42,353	$1,100	$9,525	$29,557	$40,182
ADD:
Capital Expenditures	4,122	6,661	3,314	4,073	18,170	4,707	4,100	4,772	13,579
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(2,967)	$11,738	$22,060	$29,692	$60,523	$5,807	$13,625	$34,329	$53,761
NET DEBT / (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$57,263	$54,376	$34,706	$8,645	$8,645	$8,814	$(1,376)	$(36,466)	$(36,466)
ADD:
Cash & Cash Equivalents	41,291	41,414	48,976	61,738	61,738	57,633	60,831	86,285	86,285
Investments	101	98	102	101	101	99	96	98	98
TOTAL DEBT	$98,655	$95,888	$83,784	$70,484	$70,484	$66,546	$59,551	$49,917	$49,917
DEBT AS % OF EQUITY	25%	24%	20%	17%	17%	16%	14%	11%	11%
TOTAL DEBT	98,655	95,888	83,784	70,484	70,484	66,546	59,551	49,917	49,917
TOTAL SHAREHOLDERS' EQUITY	399,018	397,957	409,016	418,247	418,247	418,819	432,151	459,058	459,058
EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$13,562	$18,295	$2,092	$12,068	$46,017	$12,287	$19,630	$23,368	$55,284
LESS:
Interest expense, net	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)	(838)	(745)	(2,370)
(Provision) benefit for income taxes	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)	(6,124)	(4,903)	(14,618)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$17,720	$38,296

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
ADJUSTED OPERATING INCOME [OPERATING INCOME EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES / (RECOVERIES)]	$13,700	$18,479	$18,505	$15,600	$66,322	$14,528	$22,268	$23,746	$60,542
LESS:
Inventory restructuring charges	—	—	4,124	37	4,161	250	(242)	—	8
Impairment charges	—	—	10,348	—	10,348	—	—	—	—
Special (Recoveries)	—	—	—	—	—	—	—	(3,151)	(3,151)
Special charges	—	—	1,377	3,905	5,282	1,378	2,254	2,961	6,592
OPERATING INCOME	$13,700	$18,479	$2,656	$11,695	$46,531	$12,900	$20,256	$23,936	$57,093
ADJUSTED NET INCOME [NET INCOME EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES / (RECOVERIES), NET OF TAX]	$8,585	$11,136	$12,171	$11,770	$43,663	$9,043	$14,044	$16,439	$39,526
LESS:
Inventory restructuring charges, net of tax	—	—	2,681	24	2,705	174	(165)	—	9
Impairment charges, net of tax	—	—	6,726	—	6,726	—	—	—	—
Special (Recoveries), net of tax	—	—	—	—	—	—	—	(3,151)	(3,151)
Special charges, net of tax	—	—	895	2,538	3,433	961	1,541	1,870	4,372
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$17,720	$38,296
ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES / (RECOVERIES), NET OF TAX]	$0.49	$0.64	$0.76	$0.69	$2.59	$0.52	$0.81	$0.93	$2.26
LESS:
Inventory restructuring charges, net of tax	$—	$—	$0.17	$—	$0.17	$0.01	$(0.01)	$—	$—
Impairment charges, net of tax	$—	$—	$0.43	$—	$0.43	$—	$—	$—	$—
Special (Recoveries), net of tax	$—	$—	$—	$—	$—	$—	$—	(0.18)	(0.18)
Special charges, net of tax	$—	$—	$0.06	$0.16	$0.22	$0.06	$0.10	$0.11	$0.27
EARNINGS PER COMMON SHARE (Diluted)	$0.49	$0.64	$0.11	$0.53	$1.76	$0.45	$0.72	$1.00	$2.17

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2012					2013
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	TOTAL
EBITDA [NET INCOME LESS NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$18,534	$23,043	$2,092	$12,068	$65,345	$17,054	$24,407	$23,368	$69,500
LESS:
Interest expense, net	(1,081)	(1,017)	(1,122)	(1,038)	(4,258)	(787)	(838)	(745)	(2,370)
Depreciation	(4,008)	(3,825)	(3,932)	(3,967)	(15,732)	(4,009)	(4,026)	(3,908)	(11,943)
Amortization	(964)	(923)	(936)	(773)	(3,596)	(758)	(751)	(764)	(2,273)
(Provision) benefit for income taxes	(3,896)	(6,142)	899	(1,822)	(10,960)	(3,592)	(6,124)	(4,903)	(14,618)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$17,720	$38,296
ADJUSTED EBITDA [NET INCOME EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES / (RECOVERIES), NET INTEREST EXPENSE, DEPRECIATION, AMORTIZATION AND INCOME TAXES]	$18,534	$23,043	$22,809	$20,750	$85,136	$18,682	$26,419	$27,850	$72,949
Inventory restructuring charges	$—	$—	$(4,124)	$(37)	$(4,161)	$(250)	$242	$—	$(8)
Impairment charges	$—	$—	$(10,348)	$—	$(10,348)	$—	$—	$—	$—
Special Recoveries	$—	$—	$—	$—	$—	$—	$—	$3,151	$3,151
Special charges	$—	$—	$(1,377)	$(3,905)	$(5,282)	$(1,378)	$(2,254)	$(2,961)	$(6,592)
Interest expense, net	$(1,081)	$(1,017)	$(1,122)	$(1,038)	$(4,258)	$(787)	$(838)	$(745)	$(2,370)
Depreciation	$(4,008)	$(3,825)	$(3,932)	$(3,967)	$(15,732)	$(4,009)	$(4,026)	$(3,908)	$(11,943)
Amortization	$(964)	$(923)	$(936)	$(773)	$(3,596)	$(758)	$(751)	$(764)	$(2,273)
(Provision) / benefit for income taxes	$(3,896)	$(6,142)	$899	$(1,822)	$(10,960)	$(3,592)	$(6,124)	$(4,903)	$(14,618)
NET INCOME	$8,585	$11,136	$1,869	$9,208	$30,799	$7,908	$12,668	$17,720	$38,296

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS UNAUDITED

		4th Quarter 2013
		Low	High
EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING INVENTORY RESTRUCTURING, IMPAIRMENT AND SPECIAL CHARGES, NET OF TAX]		$0.88	$0.95
LESS: RESTRUCTURING RELATED CHARGES
Inventory restructuring charges, net of tax	}	$(0.22)	$(0.19)
Impairment charges, net of tax
Special charges, net of tax
EXPECTED EARNINGS PER COMMON SHARE (Diluted)		$0.66	$0.76